UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 8, 2002

PRECOM TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-31507	65-0693481

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2001 W. MAIN STREET, SUITE 208, STAMFORD, CONNECTICUT	06902
(Address of Principal Executive Offices)	(Zip Code)

(203) 961-0306

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. Other Events.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1

ITEM 5. Other Events.

On February 25, 2002, Precom Technology, Inc. (“Precom”) entered into a Share Exchange Agreement (“Share Exchange Agreement”) with Concilium Group, Inc., a Delaware corporation, and its shareholders. In anticipation of closing the transactions agreed to in the Share Exchange Agreement, Concilium Group, Inc. changed its name to CGI International Holdings, Incorporated (“CGI) on March 2, 2002 date. Under the Share Exchange Agreement, Precom agreed to undertake a series of transactions the result of which would be the transfer of control of Precom to the shareholders of CGI, and the acquisition of CGI and its existing subsidiaries by Precom. The transaction also involves the election of new directors of Precom, the adoption of an employee stock option plan, and the amendment of Precom’s Certificate of Incorporation to change its name to Concilium Group, Inc. The Board of Directors of Precom unanimously approved the Share Exchange Agreement and the other transactions to be undertaken and the holders of a majority of the outstanding stock of Precom approved the transactions in writing on February 25, 2002. On March 8, 2002 all of the shareholders of CGI consented in writing to the Share Agreement transactions.

Under its terms, the Share Exchange Agreement became effective on the execution of the Agreement by Precom and CGI and by the execution of the Agreement by a majority of the shareholders of CGI. Under applicable Florida law, written consent by the holders of a majority of the outstanding stock of Precom to the transactions outlined in the Agreement is sufficient to approve the transactions, without a meeting or vote of all of the shareholders. Under federal law, however, the transactions approved by CGI, Precom, the shareholders of CGI and a majority of the shareholders of Precom will not be effective until 21 days after the mailing of an Information Statement to all of the shareholders of Precom.

A copy of the Share Exchange Agreement is attached as Exhibit “1”. The transactions involved in the Share Exchange Agreement are summarized as follows:

A.	THE PARTIES:

Precom Technology, Inc. (“Precom,” “we,” “our,” “us”) 2001 West Main Street, Suite 208 Stamford, CT 06902 (203) 961-0306

We were incorporated in September 1996 in the State of Florida. We are currently a shell company with no business operations. Our current business plan has been to seek out business opportunities and/or to merge with another company. We are publicly traded on the OTC Electronic Bulletin Board (“OTCBB”) under the symbol PMMT having received approval from the NASD to trade on the OTCBB.

CGI International Holdings, Inc. (“CGI”) 2255 Glades Road Suite 324A Boca Raton, FL 33431 (800) 451-0932

CGI is a privately held corporation and all of the outstanding shares are held by its employees. It was incorporated in January 2002 in the State of Delaware. CGI is an

international financial services company engaged in financial, tax and asset protection planning, business consulting, insurance, mortgage services, merchant banking and related financial services exclusively for high income, high net worth individuals and their business operations. The company also intends to acquire and manage the integration of companies that have common or similar strengths and operations. CGI plans to acquire cash flow positive companies in specific affiliated industries, and integrate those industry-specific companies into a unified, internationally branded organization that offers much greater growth potential than that of a single company in a traditional market sector. CGI’s overall business plan and method of operation is to act as a single source provider of financial services, acting as a financial concierge for clients in its target market.

B.	KEY TERMS OF SHARE EXCHANGE AGREEMENT

1.	REVERSE SPLIT. Prior to the Share Exchange, Precom will effect a reverse split of its Common Stock on the basis of one new share for each two shares currently issued and outstanding. Following the reverse split, we will have 1,064,410 shares of common stock, par value $.001, outstanding.

2.	SHARE EXCHANGE. The shareholders of CGI will receive 20,000,000 shares of our Common Stock, par value $.001, for all of the outstanding shares of CGI common stock, par value $.001. As a result, CGI will become a wholly-owned subsidiary of Precom and the existing subsidiaries of CGI also will become subsidiaries of Precom. The shareholders of CGI will transfer to Precom all of their right, title and interest in their CGI stock, representing 100% of the issued and outstanding stock of CGI, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature, in exchange for the 20,000,000 shares of Precom Common Stock. Following closing of the Share Exchange, approximately 84% of our Common Stock will be held by the present CGI shareholders, approximately 9% of our Common Stock will be held by our present shareholders and the remainder will be held by other parties who receive shares in the transaction.

As a result of CGI and its shareholders owning 84% of our issued, outstanding and voting stock, they will control our business affairs.

3.	ELECTION OF DIRECTORS. Robert J. Hipple, Chairman and CEO of CGI will become Precom’s Chairman, President, CEO and a director. Nicholas M. Calapa will resign as our President and CEO, but will remain as a director of Precom after the Share Exchange. Bruce Keller will resign from his positions as our Vice President and Secretary and will not be re-elected as a director. Rodney Read and Drew Roberts, currently Vice Presidents and COO and CFO of CGI, respectively, will become Vice Presidents and COO and CFO of Precom, respectively. Mr. Read also will be elected as a director.

4.	NAME CHANGE. In connection with the Share Exchange transaction our Certificate of Incorporation will be amended to change our name to Concilium Group, Inc.

5.	ADDITIONAL SHARE ISSUANCE.

a.	At Closing, we have agreed to issue 50,000 shares of Precom Common Stock to Greenwich Financial Group, Inc. (GFG) for business consulting services.

These 50,000 shares will be included in a registration statement on Form S-8 which we have agreed to prepare and file with the SEC after closing the Share Exchange Agreement transaction.

b.	Under the Share Exchange Agreement, we also have agreed to issue 1,600,000 common shares to GFG in consideration for its services in connection with the negotiation and closing of the Share Exchange Agreement. We have agreed to use our reasonable best efforts to register 600,000 of these shares on Form SB-2 to be filed with the SEC within 45 days after closing of the Share Exchange Agreement.

c.	In addition at Closing, we will issue a warrant to GFG to purchase 500,000 shares of our Common Stock at $2.00 per share for a period of three (3) years after Closing. A copy of the Warrant Agreement is attached as Exhibit E to the Share Exchange Agreement.

d.	We will issue a total of 1,000,000 restricted shares of our Common Stock (500,000 shares each) to Compound Capital, Inc. and iCapital, Incorporated, pursuant to an Agreement dated December 12, 2001 attached as Exhibit D to the Share Exchange Agreement, in return for investment banking services performed and to be performed by them for us.

6.	SHARE REGISTRATION

We have agreed to use our reasonable best efforts to file a registration statement on Form SB-2 within 45 days of Closing registering for resale 600,000 shares issued to GFG in the Share Exchange Agreement transaction. If the SB-2 is not filed within 60 days of the Closing, then we have agreed to issue an additional 100,000 shares to GFG and to register those shares in the SB-2 Registration Statement as well. For each additional 30 days that the SB-2 is not filed with the SEC, GFG will receive an additional 100,000 shares that also will be registered in the SB-2 Registration Statement. If the SB-2 is not approved and deemed effective within 365 days of its filing with the SEC, then GFG will receive an additional 100,000 shares, and for each additional 60 days thereafter that the SB-2 is not deemed effective, GFG will receive an additional 100,000 shares. Additionally, we will file a registration statement on Form S-8 registering 50,000 of the shares to be issued to GFG provided that the shares are issued consistent with the requirements for use of Form S-8, unless such shares are included in the SB-2 registration. The shares issued to GFG and registered as provided in the Share Exchange Agreement will be subject to a separate lock-up agreement to be executed at closing.

7.	CLOSING

Time and Place. The Closing will be held as soon as possible at CGI’s principal offices located in Boca Raton, Florida, following our compliance with the shareholder notification requirements of Florida state law and the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended. It is anticipated that the closing will occur on or before April 30, 2002.

8.	CONDITIONS PRECEDENT TO THE SHARE EXCHANGE AGREEMENT

a.	Reverse Stock Split. In anticipation of the Share Exchange, we will effect a reverse split of Common Stock on the basis of one new share for every two shares currently outstanding. Following the reverse split, we will have 1,064,410 shares of common stock, par value $.001, outstanding.

b.	Name Change. We will amend our Certificate of Incorporation to change our name to Concilium Group, Inc.

9.	TERMINATION OF SHARE EXCHANGE AGREEMENT The Share Exchange Agreement may be terminated (1) by mutual consent in writing or (2) by either CGI or Precom if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by the Closing.

C.	CONSENTING SHAREHOLDERS

Greenwich New Venture Equity Fund, Greenwich Financial Group, Goldco Properties Limited Partnership and Flashstar Funding Corp, collectively controlling 54.12 percent of the issued and outstanding shares of our Common Stock, already have consented in writing to the terms of the Share Exchange Agreement and to the conditions precedent to the transaction. These shareholders were provided with a copy of the Share Exchange Agreement and its exhibits and had reviewed the unanimous decision by our Board of Directors approving the Share Exchange.

All of the shareholders of CGI also have consented to the terms of the Share Exchange Agreement by executing the Agreement itself on or before March 8, 2002. These shareholders were provided with a copy of the Share Exchange Agreement and its exhibits and also reviewed the decision by CGI’s Board of Directors recommending the Share Exchange Agreement.

Neither the shareholders nor the Companies have received opinions or reports from outside financial advisors as to the fairness of this transaction. Under Florida law which governs the transaction, written consent of holders of a majority of the Shares of Precom entitled to vote on the transaction is sufficient to authorize the transaction, and no shareholder vote or meeting to approve the Share Exchange Agreement or the transactions will be held.

D.	REGULATORY APPROVALS REQUIRED

             None.

E.	BUSINESS AND OPERATIONS OF CGI INTERNATIONAL HOLDINGS, INCORPORATED

CGI is an international financial and business planning, asset protection, insurance management, and merchant banking company with offices in the United States, the Bahamas, and Hong Kong. CGI is organized as a parent corporation with five distinct subsidiaries, either in operation or planned, which will collectively provide all of the necessary elements to meet the financial, estate, tax and asset protection needs of its clients. The individuals managing each subsidiary are recognized as being among the best in their respective industries. CGI portrays a financial concierge concept by maintaining and coordinating the actions of each subsidiary into a cohesive set of services. The following is a brief summary of the focus of each of the subsidiaries within the CGI network of companies.

Concilium Planning Group, Inc. Concilium Planning Group oversees the processing of all of a client’s personal and business financial needs. Working directly with the client or in concert with the client’s existing advisors, Concilium’s planning attorneys and certified public accountants assess each client’s current personal and business situation and objectives in order to develop a comprehensive plan for tax reduction, estate planning or growth needs.

Concilium Merchant Capital Group, Inc. Through Concilium Merchant Capital, clients have access to many high quality private placements, venture capital and other alternative investment opportunities which are researched and developed through its in-house experienced professionals. The Merchant Capital Group is a private equity and deal-making, investment banking venture that identifies opportunistic investments and converts them into ownership interests and cash flow for our clients. The Merchant Capital Group offers corporate finance and investment banking services to mid-sized companies that are looking for capital for acquisition or expansion purposes, pursuing exit strategies such as an acquisition or an IPO, or seeking assistance in business valuation to sell the company.

Concilium Insurance Services, Inc. Concilium Insurance provides the planning, research and implementation services necessary to meet clients’ estate funding, pension and tax planning objectives. The agency represents some of the leading carriers in the nation.

Concilium Real Estate and Mortgage Services, Inc. Clients seeking assistance in the financing of acquisition or disposition of residential or business real estate are served by this subsidiary. The real estate and mortgage division brings expertise in real estate acquisition strategies, financing products, financial analysis and 1031 or other tax deferral strategies, as well as real estate project management experience.

Concilium Global, Ltd. (Hong Kong) supports CGI’s domestic and international business. This subsidiary provides a physical headquarters location for clients’ international entities and, as such, takes messages, forwards mail, develops corporate identity materials and other set-up and maintenance services as needed. It also provides corporate officers and directors for offshore companies and trustee services for trusts. Concilium Global also serves the Merchant Capital division by acting as the gateway for clients’ business relations and operations in Asia, and manages the Bahamas office of CGI.

F.	REASONS FOR ENGAGING IN THIS TRANSACTION

We currently have no operations, no business plan and no revenues. We believe that CGI has developed a business and has a business model that can attract additional capital and will develop significant revenues and profits for us and that the Share Exchange has the potential to offer a substantially greater opportunity for our shareholders than does our current business plan.

G.	VOTE REQUIRED FOR APPROVAL OF TRANSACTION

Section 607.1103 of the Florida Business Corporation Act requires that the Share Exchange Agreement and the transactions contemplated in that Agreement be approved by at least 50.1% of our shareholders. Greenwich New Venture Equity Fund, Greenwich Financial Group, Goldco Properties Limited Partnership and Flash Star Funding Corp., collectively holding 1,147,760 shares of the common shares of Precom, representing 54.12% of the outstanding shares, have consented in writing to the transactions. Under Section 607.0704 of the Florida Business Corporation Act, written consent of holders of a majority of shares outstanding constitutes shareholders approval, so no further shareholder action or meeting is required.

H.	FEDERAL TAX CONSEQUENCES OF AND ACCOUNTING FOR THE TRANSACTION The Share Exchange is expected to be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. If the Share Exchange qualifies as a tax free reorganization, no gain or loss will be recognized for income tax purposes by either Precom or CGI as a result of the acquisition. There also should not be any material tax effects to the existing shareholders of Precom or CGI as a result of the transaction. However, neither Precom nor CGI has requested a tax ruling from the Internal Revenue Service with respect to the transaction. Accordingly, no assurance can be given that the transaction will qualify as a tax-free reorganization. We expect to account for our acquisition of CGI using the purchase method of accounting.

I.	BACKGROUND OF THE OFFER AND THE SHARE EXCHANGE AGREEMENT Management has made numerous efforts to pursue our original business plan and to raise capital to operate the business. Unfortunately the equity markets have gone through significant turmoil and uncertainty over the past year or so. As a result, our ambitious plans for a capital intensive business were unsuccessful and our capital needs could not be realized. Accordingly we abandoned our original business plan and began to look for potential acquisition candidates. In addition, as of the most recent quarter, we have incurred net losses of $470,580 from inception. We have abandoned all development activities and have no assets. These factors raised doubt as to our ability to continue as a going concern. Management’s plans to eliminate the going concern situation included but were not limited to seeking a merger or acquisition candidate. A mature and businesslike evaluation of our affairs required the consideration of the foreseeable possibility of business failure. Accordingly, a reverse acquisition transaction became a possible and foreseeable solution.

In early January 2001, we had received an offer from GroupNow, Inc. dated November 1, 2000 to acquire a controlling interest in our company. On or about March 5, 2001, we contacted GroupNow, Inc., to follow up on their progress and to consider an opportunity to be acquired by our Company. After the discussions with Information Technology, Inc., we re-opened discussions with GroupNow. We entered into a Stock Exchange Agreement with GroupNow Inc. on June 4, 2001 and commenced the necessary due diligence and SEC disclosure process. In our Form 10Q for the Third Quarter of 2001, filed with the SEC on November 14, 2001, we announced that the proposed transaction with GroupNow Inc. had been called off due to extenuating circumstances. We then began to search for a more suitable acquisition partner.

On December 14, 2001, a predecessor of CGI International Planning Associates, Inc., entered into a financial consulting agreement with iCapital, Incorporated, an investment banking group in Irvine, CA and Compound Capital Partners, Inc., based in Los Angeles, CA, whereby iCapital, and Compound Capital would provide long range strategic business planning advice, including possible merger with a publicly traded “shell” company, as well as capital formation assistance. On or about January 31, 2002, iCapital, and Compound Capital introduced us to CGI to which the financial consulting agreement had been transferred, as a possible merger candidate.

Mr. Calapa, our President and Mr. Hipple, the President of CGI began discussing the possibility of a merger between CGI and Precom shortly after February 1, 2002. We were provided a complete due diligence package on CGI. After careful review, Mr. Calapa decided that CGI would enhance our shareholder value and moved forward to approach our board of directors to discuss a share exchange.

Our board of directors then met and agreed with Mr. Calapa’s assessment of CGI. The board of directors authorized Mr. Calapa to continue discussions with CGI and to move towards a preliminary agreement.

CGI and Precom continued discussions and negotiations until February 8, 2002, at which point we entered into a Letter of Intent for Precom to acquire all the issued and outstanding shares of CGI. Upon execution of the Letter of Intent, legal counsel was instructed to prepare documents necessary to complete the proposed transaction.

Our board of directors met on February 25,2002 and authorized the execution of the Share Exchange Agreement with CGI and the related actions required in connection with this Agreement. On February 25, 2002 the Share Exchange Agreement was executed. Simultaneously, holders of a majority of our stock signed written consents to the Share Exchange Agreement and related transactions, making the transactions fully effective and authorized under Florida law. CGI also executed the Share Exchange Agreement on February 25, 2002 and submitted the Agreement to its shareholders for approval. On March 8, 2002 all of the CGI shareholder approved the transaction in writing by executing the Share Exchange Agreement. A copy of the Share Exchange Agreement is attached, hereto as Exhibit “1”.

J.	EXECUTIVE OFFICES OF PARTIES

Precom Technology, Inc.’s executive offices are located at 2001 West Main Street, Suite 208, Stamford, CT 06902. Its telephone number is (203) 961-0306 and its facsimile number is (203) 961-0365.

CGI’s principal offices are located at 2255 Glades Road, Suite 324A, Boca Raton, FL 33431. Its telephone number is (800) 451-0932 and its facsimile number is (800) 989-8211.

K.	ABOUT PRECOM’S BUSINESS

We were formed in Florida on September 5, 1996, under the name Fairbanks, Inc. On April 18, 1997, we filed an amendment to our incorporation document changing our name to Jet Vacation, Inc. On May 11, 1998, we filed an amendment to our incorporation document changing our name to Precom Technology, Inc. Although, we were founded in 1996, our business plan has recently been restructured and redeveloped to focus solely on a merger with our acquiring of a viable business operation.

We are currently a “shell” with no business operations and our current business plan is to seek out business opportunities and to pursue other related activities intended to enhance our shareholder value. Although our shares trade on the OTC Bulletin Board under the symbol PMMT, the average trading volume over the past six months is negligible and the share price has remained near $.05 per share for most of the same period.

For the past two years, we have been seeking opportunities to merge with a foreign or domestic private issuer that wishes to become a reporting issuer. However, we have also explored opportunities, which would take the form of a purchase, exchange of stock, or encompass entities such as a corporation, joint venture or partnership. To date, we have no assets, operations or revenues. We have no funds or source of funds to continue operations and GFG, a major shareholder owned by Bruce Keller and Nicholas Calapa, our only officers and directors, has been funding our continued operations. There is no assurance that GFG will continue to do so. The total amount advanced by GFG through

December 31, 2001, is $59,188, which will be satisfied by the issuance of 50,000 common shares to GFG as part of the transaction.

Our audited financial statements for the year ended December 31, 2000 and our periodic statements for the six months ended June 30, 2001 are contained in our Annual Report filed with the SEC on Form 10KSB, as amended, on April 2, 2001 and our Quarterly Report for the Third Quarter of 2001, filed on Form 10QSB, as amended filed with the SEC on November 14, 2001, both of which are incorporated by reference. We expect to file our audited financial statements for the year ended December 31, 2001 on Form 10K on a timely basis.

L.	ABOUT CONCILIUM GROUP, INC.’S BUSINESS

CGI is a privately held corporation. It was incorporated in January 2002 in the State of Delaware. CGI is an international company engaged in financial, tax and asset protection planning, business consulting, insurance, mortgage services, merchant banking and related financial services for high income, high net worth individuals and their business operations. The company also is focused on acquiring and managing the integration of companies that have common or similar strengths and operations. CGI plans to acquire cash flow positive companies in specific affiliated industries, and integrate those industry-specific companies into a unified, internationally branded organization that offers much greater growth potential than that of a single company in a traditional market sector. The first targeted acquisition is an existing broker-dealer operation, which CGI hopes to acquire by June 30, 2002. CGI is also conducting preliminary due diligence on other potential acquisitions, including another broker-dealer, an insurance company, a mortgage bank and a Swiss trust company.

M.	RECOMMENDATION AND REASONS OF THE PRECOM BOARD FOR ENGAGING IN THE TRANSACTION

Our board of directors has approved the adoption of the Share Exchange Agreement and recommended it for approval by a majority of the shareholders. We currently do not have assets, operations or revenues. Our business plan consists of attempting to locate a company with which we can enter into a transaction for a merger, purchase or exchange of stock. For these reasons, we are thinly capitalized, with no assurance that our capital needs will be realized. Unless we are able to acquire an operating business or obtain capital to develop a new business plan, we will not be able to continue in business, unless our major shareholder Greenwich Financial Group, continues to support our operations. The Share Exchange Agreement with CGI provides us with operations and a wide range of business opportunities, which has the potential to provide greater returns to our shareholders. The board of directors believes that it will be to the benefit of the shareholders to complete this Share Exchange. A majority of our shareholders agree and have executed a written consent to the transaction.

N.	DIRECTORS AND EXECUTIVE OFFICERS

Current Directors and Executive Officers

Our current executive officers and key employees, their ages, and present positions with Precom are as follows:

Name	Age	Position

Nicholas M. Calapa Bruce Keller	39 64	President & Director Vice President, Secretary & Director

     Nicholas M. Calapa, President and Director. Mr. Calapa has been our President and a Director since 1999. He has been the Vice President and a fifty (50%) percent shareholder of Greenwich Financial Group since 1997 where he has worked as an investment banker. Prior to that time, for ten years he worked as a financial consultant for the brokerage firm currently known as Salomon Smith Barney. Mr. Calapa received his Bachelor of Arts Degree with a major in Political Science from St. John’s University in 1984. He also graduated with a minor in business and philosophy.

     Bruce Keller, Vice President, Secretary and Director. Mr. Keller has been our Vice President, Secretary and a Director since 1999. He has been the President and a fifty (50%) percent shareholder of Greenwich Financial Group since 1997 where his responsibilities include overseeing the overall administration of such company. Prior to that time, for five years he worked as a financial consultant for Gilford Securities. Mr. Keller received his Bachelor of Science Degree in Economics from the University of Pennsylvania in 1958 and his Master in Business Administration Degree in Taxation from New York University in 1964.

     Directors After the Share Exchange

Name	Age	Proposed Position

Robert Hipple	57	Chairman and Director
Nicholas M. Calapa	39	Director
Rodney Read	54	Director

See above for information on Nicholas M. Calapa

     Robert Hipple, Chairman and Director. Robert Hipple’s professional background consists of 30 years in international and domestic tax and intellectual property law and business management. He has extensive experience in international business, having served as an officer and director of several foreign operating companies, in the UK, France, and Hong Kong. He has been the founder and a director of a national bank holding company, and has served as a director and officer of several NYSE, AMEX, and NASDAQ companies, including service as Chief Operating Officer, Chief Financial Officer, General Counsel and Chief Administrative Officer. Mr. Hipple has served as Associate Professor of Law and Director of the Graduate Tax Law Program at Emory University Law School and is widely published in the law profession, including having co-authored a multi-volume bankruptcy law treatise. He received his MBA in Business/Finance at Emory University, his LLM in Taxation at Georgetown University, his JD with a Business emphasis at Georgetown Law School, and his BA in Economics at Wesleyan University. He currently serves as Chairman and CEO of CGI.

     Rodney Read, Director Rod Read has over 30 years of experience in all aspects of business operations. He served as the Chief Operations Officer for I.R.A.D., an internet service provider, and was responsible for sales, marketing, product development, and the daily operations for the company. He has an extensive background in marketing, advertising, and operations, having served as Vice-President of Marketing and Franchise Development for several national restaurant chains. Additionally, he served as President and CEO of Remark Company, an advertising display company that designed and manufactured display products for clients including Proctor & Gamble and Marriott Hotels. Rod received his BS degree from Indiana University and MBA from Loyola University in Chicago. Mr. Read is currently Vice President and Chief Operating Officer of CGI.

O.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Greenwich Financial Group (GFG), which owns or controls approximately 47 percent of our common stock before the Share Exchange Agreement, and which is owned equally by Nicholas Calapa and Bruce Keller, who serve as our only directors and officers, will receive a total of 1,650,000 shares of our common stock, representing approximately 7 percent of our outstanding shares after the Share Exchange. Of theses shares, 50,000 shares will be issued in discharge of $59,188 in liabilities owed to Greenwich Financial Group and 1,600,000 shares will be issued in connection with the negotiation and closing of the Share Exchange. We currently use office space in a building located at 2001 W. Main Street, Suite 208, Stamford, Connecticut 06902. The primary tenant is Greenwich Financial Group, Inc. Greenwich Financial Group, Inc. is our majority shareholder and its principals, Nicholas M. Calapa and Bruce Keller are our officers and directors. We currently do not pay any rent to Greenwich Financial Group, Inc. Following the closing, our principal office will be maintained at CGI’s principal offices located at 2255 Glades Road, Suite 324A, Boca Raton, FL 33431.

P.	INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

We will use our reasonable best efforts to file a registration statement on Form SB-2 within 45 days of the Closing of the Share Exchange Agreement, registering for resale 600,000 of the shares to be issued to GFG. Additionally, we will use our reasonable best efforts to file a registration statement on Form S-8 registering 50,000 of the shares to be issued GFG. (or its designees), provided that the shares are issued consistent with the requirements for use of Form S-8.

Q.	ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Exchange Agreement, we will acquire all of the issued and outstanding shares of common stock of CGI from the shareholders for 20,000,000 shares of $0.001 par value of our common stock. In evaluating the Acquisition, CGI used criteria such as the value of the Company’s business relationships, goodwill, the Company’s current and anticipated business operations. No material relationship exists between CGI, selling shareholders of CGI, or any of its affiliates, any director or officer, or any associate of any such director or officer of CGI, and us or our officers and directors. The consideration exchanged pursuant to the Acquisition Agreement was negotiated between CGI and us in an arm’s-length transaction.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereto duly authorized.

Precom Technology, Inc.
Dated: March 22, 2002

/s/ Nicholas M. Calapa

Name: Nicholas M. Calapa
Title: President

EXHIBIT INDEX

Exhibit No.

1.	Share Exchange Agreement